Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated October 6, 2017, on the financial statements of Reviv3 Procare Company as of May 31, 2017 and 2016 and for each of the two years in the period ended May 31, 2017, included herein on the registration statement of Reviv3 Procare Company on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
October 6, 2017